Exhibit 10.1

FISHER COMMUNICATIONS, INC.

Non-Qualified Stock Option Contract

Fisher Communications, Inc. (“Company”) hereby grants to                                  (“Optionee”) a non-qualified option to purchase                  (                ) shares of the Common Stock of the Company, subject to the following terms and conditions:

1.	TERM. This option contract is effective from the date stated below until the earlier of (i) the close of business ten years from such date or (ii) such other date as may apply pursuant to paragraph 4 of the Standard Provisions relating to retirement, death, disability or other termination of employment.

2.	PURCHASE PRICE. Optionee may purchase the shares covered by this option contract at a price of ($ ) per share.

3.	LIMITATIONS ON EXERCISE (VESTING). Except as otherwise provided in the Standard Provisions, this option may be exercised (or, as stated herein, shall “vest”) as follows:

(i)	On or after , up to but not exceeding 20% of the total number of shares covered by this option;

(ii)	On or after , up to but not exceeding 40% of the total number of shares covered by this option;

(iii)	On or after , up to but not exceeding 60% of the total number of shares covered by this option;

(iv)	On and after , up to but not exceeding 80% of the total number of shares covered by this option;

(v)	On and after , up to the full total number of shares covered by this option.

4.	STANDARD PROVISIONS. Each provision stated in the attached FISHER COMMUNICATIONS, INC. STANDARD PROVISIONS APPLICABLE TO STOCK OPTIONS (“Standard Provisions”) is incorporated by reference into this option contract.

Dated this day of , .

FISHER COMMUNICATIONS, INC.	OPTIONEE

By:

FISHER COMMUNICATIONS, INC.

STANDARD PROVISIONS APPLICABLE TO STOCK OPTIONS GRANTED

UNDER THE FISHER COMMUNICATIONS INCENTIVE PLAN OF 2001

1.	EXERCISE OF OPTIONS. As an option vests pursuant to paragraph 3 of the option contract, Optionee may exercise up to the total number of shares that have vested, subject to a minimum purchase of 10 shares at any one time. Shares that have vested may be purchased at any time until the option contract terminates. All unexercised options will terminate upon the expiration of the option contract term.

2.	METHOD OF EXERCISE. To exercise an option, in whole or in part, the Optionee shall deposit with the Chief Executive Officer of Fisher Communications, Inc. (“Company”) a written notice identifying the option by date and designating the number of shares as to which Optionee is exercising the option, accompanied by payment in full for the number of shares being purchased.

3.	OPTION NOT TRANSFERABLE. Options are not transferable except by will or by the laws of the descent and distribution, and during the lifetime of the Optionee, only the Optionee, the holder of the Optionee’s power of attorney or the Optionee’s guardian may exercise an option.

4.	EXPIRATION OR EARLY TERMINATION OF OPTION CONTRACT.

(a)	If the Optionee retires under normal retirement policies of the Company or a subsidiary having reached age 65, the option may be exercised at any time prior to its expiration date, but in any event no later than the fifth anniversary date of the Optionee’s termination of employment.

(b)	If the Optionee dies while in the employment of the Company or a subsidiary, the option may be exercised at any time prior to its expiration date by the person(s) to whom the Optionee’s rights pass by will or by operation of law, without regard to any limitations relating to continued employment or installment vesting.

(c)	If the employment of the Optionee terminates because of a disability within the meaning of Section 2(c) of the Plan, the option may be exercised at any time prior to its expiration date without regard to any limitations relating to continued employment or installment vesting.

(d)	If the employment of the Optionee terminates for any reason other than the Optionee’s normal retirement, death or disability within the meaning of Section 2(c) of the Plan, the option may be exercised at any time prior to its expiration date or the expiration of three months after the date of such termination of employment, whichever is the shorter period, but only to the extent the Optionee was entitled to exercise the option at the date of such termination.

(e)	If the Optionee dies after the date the Optionee’s employment with the Company or a subsidiary is terminated, then the option may be exercised during the applicable post-termination exercise period by the person(s) to whom such rights pass by will or by the laws of descent and distribution, but only to the extent the Optionee was entitled to exercise the option at the date of the Optionee’s termination of employment.

5.	RIGHTS AS STOCKHOLDER. Neither the Optionee nor Optionee’s legal representative, heir, legatee or distributee shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to an option, until after the stock is issued.

6.	PROVISIONS OF THE FISHER COMMUNICATIONS INCENTIVE PLAN OF 2001. The option is subject to all of the provisions of the Fisher Communications Incentive Plan of 2001 and, to the extent provided in such Plan, to all constructions, interpretations, rules and regulations which may from time to time be promulgated pursuant to or in connection with the Plan.